SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2003

MCKENZIE BAY INTERNATIONAL, LTD.
(Exact Name of Registrant as
Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-49690 (Commission File Number)	51-0386871 (IRS Employer Identification No.)

975 Spaulding Grand Rapids, Michigan (Address of Principal Executive Offices)	49546 (Zip Code)

Registrant's telephone number,
including area code:  (616) 940-3800

Item 4.          Changes in Registrant's Certifying Accountant.

          Following the Company's fiscal year ended September 30, 2002, the regional office of KPMG LLP that served as the Company's independent auditors was purchased by an entity that merged with Deloitte & Touche LLP.

          Given the current audit team's experience with the Company's business and financial operations, effective as of February 17, 2003, the Board of Directors approved the resignation of KPMG LLP as the Company's independent auditors and approved the engagement of Deloitte & Touche LLP as the Company's independent auditors. The report of KPMG LLP on the Company's financial statements as of and for the fiscal year ended September 30, 2002 contained a going concern opinion but did not contain an adverse opinion or a disclaimer of opinion, and was not modified as to uncertainty, audit scope or accounting principles.

          During the Company's fiscal year ended September 30, 2002 and through the date of this Current Report on Form 8-K, there were no disagreements between the Company and KPMG LLP concerning any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its report on the Company's consolidated financial statements for the fiscal year ended September 30, 2002.

          The Company has provided a copy of the foregoing statements to KPMG LLP. Attached as Exhibit 16 is a copy of KPMG LLP's letter to the Commission, dated February 21, 2003, stating its agreement with such statements.

          The Company did not consult with Deloitte & Touche LLP during the Company's fiscal years ended September 30, 2002, September 30, 2001 or September 30, 2000 on the application of accounting principles to a specified completed or contemplated transaction; the type of audit opinion that might be rendered on the Company's financial statements; any accounting, auditing or financial reporting issue; or any matter that was either the subject of a disagreement or a reportable event as defined in Item 304 of Regulation S-B under the Securities Exchange Act of 1934.

Item 7.           Financial Statements, Pro Forma Information and Exhibits.

          (c)          Exhibits:

                    16          Letter from KPMG LLP regarding change in certifying accountant.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MCKENZIE BAY INTERNATIONAL, LTD.

Date: February 21, 2003	By: /s/ Gregory N. Bakeman
Gregory N. Bakeman Chief Financial Officer, Treasurer and Director

EXHIBIT INDEX

Exhibit
Number          Document

16                    Letter from KPMG LLP regarding change in certifying accountant.

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